EXHIBIT 10.2
American Reprographics Company Acquires Reprographic Division of Southeast Firm Imaging Technologies Services, Inc.
~ Five states and 19 new locations firmly establishes leadership in the Southeast ~
~ Management transition accelerating ~
GLENDALE, Calif., April 30 /PRNewswire-FirstCall/ — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology, today announced the acquisition of the reprographics division of Atlanta-based Imaging Technologies Services, Inc., the largest provider of reproduction, document management and related services in the Southeast region of the United States Imaging Technologies, as the reprographics division is known by its customers, is the largest acquisition that ARC has completed since its initial public offering in February 2005.
Imaging Technologies operates 19 locations throughout Georgia, Florida, Alabama, North Carolina and South Carolina. The newly-acquired company’s product and service mix closely mirrors that of American Reprographics Company. However, it will also enhance ARC’s portfolio with software sales, support to its core customer base, and the provision of small-document on- demand publishing services to a variety of clients. Year-end revenues in 2006 for Imaging Technologies were approximately $42 million. Terms of the acquisition were not disclosed.
“This is a fantastic company and we are very pleased to have them join the ARC family,” said S. “Mohan” Chandramohan, Chairman and Chief Executive Officer of American Reprographics Company. “The acquisition also makes a significant contribution to our strategic footprint. For the past five years, our expansion efforts have been firmly focused on the fastest-growing regions of the country, of which the Southeast region is most coveted for its strong growth in population and business development. In combination with our existing infrastructure in the area, the recent acquisition of MBC, and the addition of Imaging Technologies, American Reprographics is clearly the largest company of its kind in the region, and is now well-balanced on both coasts.”
The addition of Imaging Technologies also diversifies the Company’s revenue concentration. Prior to the acquisition, California contributed nearly 50% of ARC’s overall revenue. With the Company’s new presence in the Southeast, sales from California will contribute approximately 40% to ARC’s projected revenue for the current year.
“We’re very excited to be a part of the American Reprographics family,” said Mark Axford, who, as former president of the reprographics division of Imaging Technologies Services, Inc., will continue in that role for American Reprographics Company. “We’ve got a group of incredibly talented people here who can’t wait to contribute their efforts and ideas to the future success of our new parent company.”
“Imaging Technologies is an impressive and well-run company with a seasoned and creative management team. We look forward to working with them,” said K. “Suri” Suriyakumar, President and Chief Operating Officer of American Reprographics Company. “Our presence in the Mid-Atlantic and Southeast regions now represents more than 21% of our revenue, which creates a more equitable geographical distribution of our business and puts the Company in a strong position to leverage opportunities across an expanded footprint.”
Management Transition Accelerated
American Reprographics Company also announced today that its previously disclosed management transition is ahead of schedule and proceeding smoothly. In light of this, the Company is accelerating its succession plan and has announced that current Chief Operating Officer and President, K. “Suri” Suriyakumar, will become the new Chief Executive Officer on June 1, 2007.
In November 2006, the Company noted that its Chairman and Chief Executive Officer, S. “Mohan” Chandramohan will be stepping down as Chief Executive Officer. He will, however, remain Chairman of the Company’s Board of Directors and remains the Company’s largest individual shareholder.
“We allowed nearly 15 months to affect a smooth leadership transition,” said Mr. Chandramohan. “Considering that Suri and I have been such close partners in the business for so long, it comes as no surprise that Suri has been able to move faster than planned. He has taken all the appropriate actions and aligned the necessary resources to create a strong climate of continuing growth for the business. Therefore, we have decided to move forward with the transition in the near-term.”
Mr. Suriyakumar stated, “I am excited about the opportunities for our business and am eager to take the Company forward at this important juncture. At the same time, I am extremely appreciative of the tremendous vision and leadership Mohan has provided to American Reprographics Company. For nearly 20 years Mohan has been a constant inspiration and shining example for the entire executive team to follow. I plan to continue his legacy of strong leadership and focused insight as we move forward into a promising future.”
About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 230 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 100,000 active customers.
Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “will,” “going forward,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.
The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2006, our final prospectus supplement dated March 8, 2007, and our quarterly reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006.

These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of March 19, 2007, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
SOURCE American Reprographics Company
04/30/2007
CONTACT: David Stickney, VP of Corporate Communications,
+1-925-949-5100, or dstickney@e-arc.com; or Brendan Lahiff of Financial
Dynamics, +1-415-439-4504, or brendan.lahiff@fd.com
Web site: http://www.e-arc.com
(ARP)